UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2013
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	90-0552874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

250 N. Rock Rd., Suite 365
Wichita KS, 67206
(316) 201-1853
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Equity Enhancement Program With Hanover Holdings I, LLC

June Common Stock Purchase Agreement

     On June 24, 2013 (the “Closing Date”), American Petro-Hunter Inc., a Nevada corporation (the “Company”) entered into a common stock purchase agreement dated as of the Closing Date (the “June Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (the “Investor”). The June Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $5,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value (the “Shares”), over the 24-month term of the June Purchase Agreement.

     From time to time over the term of the June Purchase Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the “Commission”), as further discussed below, the Company may, in its sole discretion, provide the Investor with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of Shares (the “Draw Down Amount”) over a 10 consecutive trading day period commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed 300% of the average daily trading volume of the Company’s common stock for the 10 trading days immediately preceding the date of the Draw Down Notice (the “Maximum Draw Down Amount”).

     Once presented with a Draw Down Notice, the Investor is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for the Company’s common stock (the “VWAP”) equals or exceeds an applicable floor price equal to the product of (i) 0.70 and (ii) the VWAP over the 10 trading days immediately preceding the date the Draw Down Notice is delivered, subject to adjustment (the “Floor Price”). If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the June Purchase Agreement provides that the Investor will not be required to purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 90.0% of the arithmetic average of the three lowest VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period; provided, however, that if the VWAP does not equal or exceed the applicable Floor Price for at least three trading days during the applicable Pricing Period, then the per share purchase price shall be equal to 90.0% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period. Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the June Purchase Agreement.

     The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investor to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the Investor of more than 4.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company cannot make more than one draw down in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

     The Investor has agreed that during the term of the June Purchase Agreement, neither the Investor nor any of its affiliates will, directly or indirectly, engage in any short sales involving the Company’s securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for any shares of the Company’s common stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of any shares of the Company’s common stock. The Investor will not be prohibited from selling any of the shares of the Company’s common stock that it owns or that it is obligated to purchase under a pending Draw Down Notice.

     The June Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The June Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the June Purchase Agreement will terminate automatically on the earlier to occur of (i) the first day of the month next following the 24-month anniversary of the date on which the initial registration statement is declared effective by the Commission, (ii) the date on which the Investor purchases the Total Commitment worth of common stock under the June Purchase Agreement, or (iii) the date on which the common stock shall have failed to be listed or quoted on a Trading Market (as defined in the Purchase Agreement). Under certain circumstances set forth in the June Purchase Agreement, the Company and the Investor each may terminate the June Purchase Agreement on one trading day’s prior written notice to the other.

     The Company also agreed to pay up to $15,000 of reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Investor in connection with the preparation, negotiation, execution and delivery of the June Purchase Agreement and related transaction documentation. Further, if the Company issues a Draw Down Notice and fails to deliver the shares to the Investor on the applicable settlement date, and such failure continues for 10 trading days, the Company agreed to pay the Investor, in addition to all other remedies available to the Investor under the June Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

     The June Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations and warranties under the June Purchase Agreement or the other related transaction documents or any action instituted against the Investor or its affiliates due to the transactions contemplated by the June Purchase Agreement or other transaction documents, subject to certain limitations.

June Registration Rights Agreement

     In connection with the execution of the June Purchase Agreement, on the Closing Date, the Company and the Investor also entered into a registration rights agreement dated as of the Closing Date (the “June Registration Rights Agreement”). Pursuant to the June Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the Commission to register an agreed upon number of Shares, which shall not exceed 1/3 of the number of shares of the Company's common stock held by non-affiliates of the Company, on or prior to July 13, 2013 (the “Filing Deadline”) and have it declared effective at the earlier of (A) the 90th calendar day after the Closing Date and (B) the fifth business day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

     If at any time all of the Registrable Securities (as defined in the June Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the June Registration Rights Agreement.

     The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the June Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a registration statement pursuant to the June Registration Rights Agreement, including certain liabilities under the Securities Act.

     The foregoing descriptions of the June Purchase Agreement and June Registration Rights Agreement are qualified in their entirety by reference to the provisions of the June Purchase Agreement and June Registration Rights Agreement filed as exhibits 10.1 and 10.2 to this Current Report on the Form 8-K (this “Report”), respectively, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

     On June 24, 2013, the Company entered into an agreement (the “Termination Agreement”) with the Investor, whereby the Company and the Investor mutually agreed to terminate the Purchase Agreement dated as of March 22, 2013 (the “Prior Purchase Agreement”), pursuant to which, among other things, the Company had the right to sell to the Investor, at its sole discretion, up to $5,000,000 of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the terms and subject to the conditions of the Prior Purchase Agreement.

     Pursuant to the Termination Agreement, the Company and the Investor also mutually agreed to terminate the Registration Rights Agreement dated as of March 22, 2013 (the “Prior Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to file a registration statement with the Commission covering the shares of Common Stock issued and issuable pursuant to the Prior Purchase Agreement, including, without limitation, the Commitment Shares (as defined below) (the “Registration Statement”).

     Pursuant to the Prior Purchase Agreement, on March 6, 2013, the Company issued to the Investor 1,764,706 shares of Common Stock (the “Commitment Shares”) in consideration for the Investor’s execution and delivery of the Prior Purchase Agreement on such date. The Commitment Shares were fully earned by the Investor immediately upon execution of the Prior Purchase Agreement on March 22, 2013, irrespective of whether any shares of Common Stock were ever sold by the Company to the Investor under the Prior Purchase Agreement or whether the Prior Purchase Agreement was ever terminated.

     The Termination Agreement was entered into by the Investor and the Company in response to comments received from the Commission on May 31, 2013 regarding the transactions contemplated by the Prior Purchase Agreement. The Investor and the Company entered into the Termination Agreement in contemplation of the execution of the June Purchase Agreement and the June Registration Rights Agreement described above.

     The foregoing description of the Termination Agreement is qualified in its entirety by reference to the provisions of the Termination Agreement filed as exhibit 10.3 to this Report, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

     Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

     The sale of the Shares to the Investor under the June Purchase Agreement are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Investor that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

     This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Common Stock Purchase Agreement, dated as of June 24, 2013, by and between Hanover Holdings I, LLC and American Petro-Hunter Inc.

10.2	Registration Rights Agreement, dated as of June 24, 2013, by and between Hanover Holdings I, LLC and American Petro- Hunter Inc.

10.3	Agreement, dated as of June 24, 2013, by and between Hanover Holdings I, LLC and American Petro-Hunter Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: June 26, 2013	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer